UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 26, 2014

CASCADE BANCORP
(Exact name of registrant as specified in its charter)

Oregon	02-23322	93-1034484
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employee Identification No.)

1100 NW Wall Street
Bend, Oregon 97701
(Address of principal executive offices)
(Zip Code)

(877) 617-3400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 25, 2014 the Board of Directors of Cascade Bancorp (the "Company") approved and adopted Amended and Restated Bylaws of the Company in order to amend Article II, Section 2 of the Company’s Bylaws to increase the minimum number of members of the Board of Directors of the Company to nine (9) and the maximum number of members of the Board of Directors of the Company to fifteen (15), with the number of directors as fixed from time to time by resolution of the Company’s Board of Directors. The Company’s Bylaws previously provided for a minimum of seven (7) members of the Board of Directors and a maximum number of twelve (12) members of the Board of Directors. The Company has currently fixed the number of members of its Board of Directors at twelve (12) members. In addition, the Amended and Restated Bylaws of the Company also include an amendment to Article II, Section 15 to remove the restriction on directors of the Company serving past the age of 70. The Company’s Bylaws previously stipulated that unless waived by the affirmative vote of two-thirds of the directors, no person over the age of 70 could serve on the Company’s Board of Directors. The Company's Amended and Restated Bylaws became effective the same day as adoption.

The preceding summary of the Amended and Restated Bylaws of the Company is qualified in its entirety by reference to, and should be read in connection with, the complete copy of the Amended and Restated Bylaws attached to this Form 8-K as Exhibit 3.3 which is incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.

(d)     Exhibits
Exhibit 3.3 Amended and Restated Bylaws of Cascade Bancorp

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized

CASCADE BANCORP

By:    /s/ Andrew J. Gerlicher
Andrew J. Gerlicher
EVP/General Counsel/Secretary

Date: November 26, 2014